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                                                                   Exhibit 10.29


                              MANAGEMENT AGREEMENT


THIS AGREEMENT effective as of the 1st day of May, 2002 (the "Effective Date").

BETWEEN:

                  SMARTIRE SYSTEMS INC., a company duly incorporated pursuant to the laws of the Province of British Columbia, having an office at 150 - 13151 Vanier Place, Richmond, British Columbia, V6V 2J1

                  (hereinafter referred to as the "Company")

                                                               OF THE FIRST PART

AND:

                  ALLAN J. KOZAK, businessman, of 25841 116 Avenue, Maple Ridge, British Columbia, V4R 1Z6

                  (hereinafter referred to as the "Manager")

                                                              OF THE SECOND PART


RECITALS

WHEREAS the Company has requested the assistance of the Manager in providing certain management services to the Company, as hereinafter described;

WHEREAS the Manager has agreed to provide such assistance and services to the Company in accordance with the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth below, the parties hereto agree as follows:

1     DUTIES AND DEVOTION OF TIME

1.1 Duties. During the term of this Agreement the Manager shall be responsible for the duties contained in Schedule "A" attached hereto and incorporated herein by this reference (the "Duties").

1.2 Devotion of Time. The parties hereto acknowledge and agree that the work of the Manager is and shall be of such a nature that regular hours may not be sufficient and

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                                      -2-


occasions may arise whereby the Manager shall be required to work more than eight (8) hours per day and/or five (5) days per week. The Manager agrees that the consideration set forth herein shall be in full and complete satisfaction for such work and services, regardless of when and where such work and services are performed. The Manager further releases the Company from any claims for overtime pay or other such compensation which may accrue to the Manager. Notwithstanding the foregoing, the Company agrees that so long as the Manager properly discharges his duties hereunder, the Manager may devote the remainder of his time and attention to other non-competing business and personal pursuits.

1.3 Business Opportunities the Property of the Company. The Manager agrees to communicate immediately to the Company all business opportunities, inventions and improvements in the nature of the business of the Company which, during the term of this Agreement, the Manager may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner which relates in any way to the Company, either as it is now or as it may develop, and such business opportunities, inventions or improvements shall become the exclusive property of the Company without any obligation on the part of the Company to make any payments therefor in addition to the salary and benefits herein described to the Manager.

1.4 No Personal Use. The Manager shall not use any of the work the Manager shall perform for the Company for any personal purposes without first obtaining the prior written consent of the Company.


2     SALARY, BONUSES AND BENEFITS

2.1 Salary. In consideration of the Manager providing the services referred to herein, the Company agrees to pay the Manager an annual base salary (the "Annual Base Salary") of two hundred and twenty thousand dollars ($220,000) less applicable deductions, payable bi-weekly, plus incentive compensation as set out below, subject to increase as from time to time approved by the Board of Directors of the Company.

2.2   Benefits.  The Company shall provide, maintain and pay for:

         (a) medical, dental for the Manager and his immediate family as is provided by the Company's medical services plan or an equivalent plan; and

         (b) such extended health and other benefits for the Manager and his immediate family as are provided to employees of the Company, subject to the eligibility of the Manager.

2.3 Incentive Compensation Plan. The Manager shall be entitled to participate in the EVA based incentive compensation plan which could result in an annual bonus that would be payable in common shares of the Company.

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                                      -3-


2.4 Payment in Cash or Shares. All payments payable by the Company to the Manager, including the Annual Base Salary and reimbursement of expenses under
Section 4.1 hereof, shall be payable in cash or, at the election of the Manager, and subject to the approval of the regulatory authorities, such will be paid in whole or in part in common shares in the capital stock of the Company ("Remuneration Shares"), issued at the 10 day average closing price (for the 10 days prior to the Manager's election) of the Company's common shares on any stock exchange or quotation system upon which the Company's common shares are listed for trading.

2.5 Registration of Performance Bonus Shares. To ensure that any shares issued to the Manager under paragraph 2.4 of this Agreement are freely tradable, the Company shall register with the SEC any such shares issued. Upon or as soon as is practical after the issuance of such shares, the Company shall file a form S-8 or other appropriate form with the United States Securities and Exchange Commission (the "SEC) to effect registration.

2.6 Incentive Stock Options. Upon execution of this Agreement, the Company will issue an incentive stock option agreement for the right for the Manager to purchase up to one hundred and fifty thousand (150,000) common shares in the capital of the Company, with options to acquire up to fifty thousand (50,000) common shares vesting on execution of the Stock Option Agreement which grants the options and on each of the first and second anniversaries of such Agreement, all subject to regulatory approval. The options will be issued in accordance with the plan text.


3     VACATION

3.1 Entitlement to Vacation. The Company acknowledges that the Manager shall be entitled to an annual vacation of four (4) weeks. The Manager shall use his best efforts to ensure that such vacation is arranged with the Company in advance such that his vacation does not unduly affect the operations of the Company.

3.2 Increase in Vacation. The period set out in Section 3.1 above may be increased from time to time as mutually agreed to by the Manager and the Company's Board of Directors.


4     REIMBURSEMENT OF EXPENSES

4.1 Reimbursement of Expenses. The Manager shall be reimbursed for all reasonable out-of-pocket expenses incurred by the Manager in or about the execution of the Duties contained herein, including without limiting the generality of the foregoing, all reasonable travel and promotional expenses payable or incurred by the Manager in connection with the Duties under this Agreement. All payments and reimbursements shall be made within two (2) weeks of submission by the Manager of vouchers, bills or receipts for such expenses.

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                                      -4-


5     CONFIDENTIAL INFORMATION

5.1 Confidential Information. The Manager shall not, either during the term of this Agreement or under the provisions of Section 5.3, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Company, unless the Manager is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

5.2 Non-Disclosure Provisions. The foregoing provision shall be subject to the further non-disclosure provisions contained in Schedule "B" attached hereto and incorporated hereinafter by this reference.

5.3 Provisions Survive Termination. The provisions of this section shall survive the termination of this Agreement for a period of three years.


6     TERM

6.1 Term. This Agreement shall remain in effect until terminated in accordance with any of the provisions contained in this Agreement.


7     TERMINATION

7.1 Termination by Manager. Notwithstanding any other provision contained herein, the parties hereto agree that the Manager may terminate this Agreement, with or without cause, by giving ninety (90) days' written notice of such intention to terminate.

7.2 Resignation or Cessation of Duties. In the event that the Manager ceases to perform all of the Duties contained herein, other than by reason of the Manager's death or disability, or if the Manager resigns unilaterally and on his own initiative from all of his positions this Agreement shall be deemed to be terminated by the Manager as of the date of such cessation of Duties or such resignation, and the Company shall have no further obligations under Section 2 hereof.

7.3 Termination by Company. The Company may terminate this agreement at any time for just cause without further obligation. In the event of termination for any reason other than for just cause within ninety (90) days of commencing employment, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide benefits under Clauses 2.2 until three (3) months from the date of termination or (b) pay three (3) months' salary under Clause 2.1 in lieu of notice. In the event of termination for any reason other than for just cause upon completion of ninety (90) days of employment, but within one (1) year of employment, the Company, at its option, will either (a) continue to pay the salary under clause 2.1 and provide the

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                                      -5-


benefits under Clauses 2.2 until six (6) months from the date of termination or
(b) pay six (6) months' salary under Clause 2.1 in lieu of notice. In the event of termination for any reasons other than for just cause upon completion of one
(1) year of employment, the Company, at its option, will either (a) continue to pay the salary under Clause 2.1 and provide the benefits under Clauses 2.2 until one (1) year from the date of termination or (b) pay one (1) year's salary under Clause 2.1 in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment, and may be exercised for a period of 30 days only after the final payment.

7.4 Death. In the event of the death of the Manager during the term of this Agreement, this Agreement shall be terminated as of the date of such death, and the Manager's spouse, if living, or surviving children shall be entitled to the termination allowance stated in Section 7.3 hereof.

7.5 Disability. In the event that the Manager will during the term of this Agreement by reason of illness or mental or physical disability or incapacity be prevented from or incapable of performing the Duties hereunder, then the Manager shall be entitled to receive the remuneration provided for herein at the rate specified hereinbefore for the period during which such illness, disability or incapacity will continue, but not exceeding six (6) successive months. If such illness, disability or incapacity continues or will continue for a period longer than six (6) successive months, then this Agreement may, at the option of the Directors of the Company, forthwith be terminated, and the Manager shall be entitled to the termination allowance stated in Section 7.3 hereof.

7.6 Termination Payments. Any payments made by the Company to the Manager upon the termination of this Agreement shall be made in cash, or, if the Company does not have available funds, in equal monthly cash instalments over one year, or in Remuneration Shares, or in a combination of cash and Remuneration Shares, subject to regulatory approval. All payments required to be made by the Company to the Manager pursuant to Section 7 hereof shall be made in full.


8     RIGHTS AND OBLIGATIONS UPON TERMINATION

8.1 Rights and Obligations. Upon termination of this Agreement, the Manager shall deliver up to the Company all documents, papers, plans, materials and other property of or relating to the affairs of the Company, other than the Manager's personal papers in regard to his role in the Company, which may then be in the Manager's possession or under his control.


9     CLOSING

9.1   Closing Date.  This Agreement shall be effective as of May 1, 2002.

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                                      -6-


9.2 Conditions of Closing. The parties hereto agree that it shall be a condition of the execution of this Agreement that prior to or contemporaneously with the execution of this Agreement:

         (a) this Agreement shall be approved by the Board of Directors of the Company.


10    NOTICES AND REQUESTS

10.1 Notices and Requests. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

         (a)  if to the Company:

              SmarTire Systems Inc.
              150 - 13151 Vanier Place
              Richmond, British Columbia
              V6V 2J1

              with a copy to:

              CLARK, WILSON
              Suite 800-885 West Georgia Street
              Vancouver, British Columbia
              V6C 3H1
              Attention:  Bernard Pinsky

         (b)  If to the Manager:

              Allan Kozak
              25841 116 Avenue
              Maple Ridge, BC
              V4R 1Z6

or to such other address as the party to receive notice or request so designates by written notice to the others.


11    INDEPENDENT PARTIES

11.1 Independent Parties. This Agreement is intended solely as a management services agreement and no partnership, agency, joint venture, distributorship or other form of agreement is intended.

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                                      -7-


12    AGREEMENT VOLUNTARY AND EQUITABLE

12.1 Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgement and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of any other party regarding any matters dealt with herein or incidental thereto.

12.2 Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Manager's rights upon termination and the restrictions on the Manager after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.


13    CONTRACT NON-ASSIGNABLE; INUREMENT

13.1 Contract Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Manager.

13.2 Inurement. The rights, benefits and privileges contained herein, including without limitation the benefits of Sections 2 and 7 hereof, shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.


14    ENTIRE AGREEMENT

14.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, among the parties. The Manager acknowledges that he was not induced to enter into this Agreement by any representation, warranty, promise or other statement, except as contained herein.

14.2 Previous Agreements Cancelled. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the services of the Manager for the Company are hereby terminated and cancelled and each of the parties hereby releases and further discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreements.

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                                      -8-


15    WAIVER

15.1 Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its or his obligations herein shall be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of either party to complain of any act or failure to act, or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its or his rights herein or of the right to then or subsequently declare a default.


16    SEVERABILITY

16.1 Severability. If any provision contained herein is determined to be void or unenforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions shall not be affected in any way.


17    AMENDMENT

17.1 Amendment. This Agreement shall not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.


18    HEADINGS

18.1 Headings. The headings of the sections and subsections herein are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.


19    GOVERNING LAW

19.1 Governing Law. This Agreement shall be construed under and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.


20    EXECUTION

20.1 Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

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                                      -9-


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of May, 2002.


SMARTIRE SYSTEMS INC.

Per:  /s/ Robert V. Rudman
      -------------------------------
      Authorized Signatory


SIGNED by ALLAN J. KOZAK in the presence of:   )
                                               )
                                               )
L. Yahav                                       )
-------------------------------------          )
Name                                           )
                                               )
                                               )
150 - 13151 Vanier Place                       )    /s/ Allan Kozak
-------------------------------------          )    ----------------------------
Address                                        )    ALLAN J. KOZAK
                                               )
                                               )
Richmond, B.C.                                 )
-------------------------------------          )
                                               )
                                               )
H.R. Manager                                   )
-------------------------------------          )
Occupation                                     )
                                               )



This is page 9 of Agreement dated above for reference the 1st day of May, 2002.


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                                  SCHEDULE "A"

                                MANAGER'S DUTIES

1.0 The Manager shall be appointed as the Chief Operating Officer of the Company, and the Manager shall faithfully, honestly and diligently serve the Company and each of the Company's subsidiaries.


2.0   MANAGEMENT TEAM PARTICIPATION

As a member of the senior management team, deals with major policy and operational issues and provides leadership to SmarTire's overall business. Solidifies the mandate of each member of the senior management team and how these roles support the attainment of SmarTire's business objectives.


3.0   CORPORATE STRATEGIC PLAN

Working with the President and CEO and members of the executive team, formulates a corporate Strategic Plan that charts the future course for the company. The plan sets out a future vision, identifies priority issues that must be addressed in order to realize that vision and sets short, medium, and long-term objectives and strategies.

Submits to the CEO a quarterly analysis of progress in achieving objectives, sets out rationale for variances and recommends modifications to the plan for the remaining year.

This plan will be updated on an annual basis and will act as the framework in which the business is operated. The achievement of the key objectives in the plan will be the primary responsibility of the COO.


4.0   ORGANIZATION AND MANAGEMENT OF STAFF

Develops and maintains an effective organizational structure that reflects operational needs and prescribes the responsibilities of staff as they relate to the accomplishment of the objectives established in the Corporate Strategic Plan.

Ensures the development of a strong, effective executive team that works as a cohesive unit in the achievement of the business objectives.


5.0   LEADERSHIP

Provides strong leadership to the company's employees in order to capitalize on the full potential of this critical resource. Stimulates, motivates, guides and directs all personnel to contribute fully to the realization of SmarTire's vision and objectives. Develops a highly visible presence throughout all sites of the company.

Provides strong leadership to the executive team to ensure they function as a highly coherent and effective group.

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                                      -2-


MANAGER'S DUTIES (CONT'D)


6.0   MARKET RESEARCH

Identifies SmarTire's market and product needs through effective market research. In the process, develops an understanding of the market opportunity targeted by the company, including prime competitors, competitive pricing, product strategies and other factors that influence the buying decisions of each major customer group.


7.0   PRODUCT DEVELOPMENT

Provides active leadership on product development based on information gathered through market research, feedback from customers and knowledge of the industry.

Through the Managing Director, North America and the Director, Technical Operations, ensures the achievement of goals and objectives for engineering and manufacturing operations as set out in the Corporate Strategic Plan.


8.0   SALES & MARKETING

Ensures development of a marketing strategy for the business and works with staff to effectively sell the products and services that the organization provides to its potential customers.

Through the Managing Directors, ensures the achievement of goals and objectives for sales and marketing as set out in the Corporate Strategic Plan.

Takes a personal role in developing and maintaining relationships with prospective and current customers to further build these relationships and the ensuing profitable business.


9.0   RELATIONSHIP WITH BUSINESS PARTNERS AND STAKEHOLDERS

Develops positive and productive working relationships with key business partners, suppliers and other product and service providers.

Forges strategic alliances where appropriate to support business opportunities.


10.0  FINANCE

Through the Chief Financial Officer, ensures the achievement of goals and objectives established for the financial function as set out in the Corporate Strategic Plan.


11.0  HUMAN RESOURCES

Works with the Human Resources Manager, to ensure the achievement of goals and objectives established for the human resources function as set out in the Corporate Strategic Plan.

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                                      -3-


MANAGER'S DUTIES (CONT'D)


12.0  EXTERNAL COMMUNICATIONS

Through the Corporate Communications Manager, ensures the effective communication of information concerning SmarTire's strategies, objectives and performance externally to create a positive profile for the organization in the industry and investment community.


13.0  RELATIONSHIP WITH BUSINESS PARTNERS AND STAKEHOLDERS

Develops positive and productive working relationships with key business partners, suppliers and stakeholders. Forges strategic alliances where appropriate to support business opportunities.


14.0  INDUSTRY TRENDS

Develops and maintains an understanding of the tire sensor market, the prime competitors and competitive pricing, product strategies and other factors that influence the buying decisions of each major customer group. Recommends product and service modifications as appropriate. With this knowledge, positions the business to capitalize on emerging opportunities and to address relevant issues.

                                  SCHEDULE "B"

                            NON-DISCLOSURE PROVISIONS

1.   CONFIDENTIAL INFORMATION AND MATERIALS

     (a) "Confidential Information" shall mean, for the purposes of this Agreement, non-public information which the Company designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased Company software or hardware products, the marketing or promotion of any product of the Company, the Company's business policies or practices, and information received from others which the Company is obliged to treat as confidential. Confidential Information disclosed to the Manager by any subsidiary and/or agents of the Company is covered by this Agreement.

     (b) Confidential Information shall not include that information defined as Confidential Information hereinabove which the Manager can exclusively establish:

          (i) is or subsequently becomes publicly available without breach of any obligation of confidentiality owed to the Company;

          (ii) became known to the Manager prior to disclosure by the Company to the Manager;

          (iii) became known to the Manager from a source other than the Company other than by the breach of any obligations of confidentiality owed to the Company; or

          (iv)   is independently developed by the Manager.

     (c) Confidential Materials shall include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.


2.   RESTRICTIONS

     (a) The Manager shall not disclose any Confidential Information to third parties for a period of three (3) years following the termination of this Agreement, except as provided herein. However, the Manager may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Manager shall give reasonable notice to the

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                                      -2-


          Company prior to such disclosure and shall comply with any applicable protective order or equivalent.

     (b) The Manager shall take reasonable security precautions, at least as great as the precautions he takes to protect his own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

     (c) Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Manager with the Company, and only as provided hereunder.


3.   RIGHTS AND REMEDIES

     (a) The Manager shall notify the Company immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Manager, and shall co-operate with the Company in every reasonable manner to aid the Company to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

     (b) The Manager shall return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Company or, at the option of the Company, certify destruction of the same.

     (c) The parties hereto recognize that a breach by the Manager of any of the provisions contained herein would result in damages to the Company and that the Company could not be compensated adequately for such damages by monetary award. Accordingly, the Manager agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.


4.   MISCELLANEOUS

     (a) All Confidential Information and Materials are and shall remain the property of the Company. By disclosing information to the Manager, the Company does not grant any express or implied right to the Manager to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Company.

     (b) All obligations created herein shall survive change or termination of any and all business relationships between the parties for a period of three years after such termination.

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                                      -3-


     (c) The Company may from time to time request suggestions, feedback or other information from the Manager on Confidential Information or on released or unreleased software belonging to the Company. Any suggestions, feedback or other disclosures made by the Manager are and shall be entirely voluntary on the part of the Manager and shall not create any obligations on the part of the Company or a confidential agreement between the Manager and the Company. Instead, the Company shall be free to disclose and use any suggestions, feedback or other information from the Manager as the Company sees fit, entirely without obligation of any kind whatsoever to the Manager.